UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, Mr. Richard I. Eisenstadt, the VP, Finance, chief financial officer, principal financial officer and principal accounting officer of Tranzyme, Inc. (the “Company”), tendered his resignation, which shall be effective January 4, 2013.  Following Mr. Eisenstadt’s resignation, the duties of principal financial officer and principal accounting officer will be performed by Rhonda Stanley, who has served as the Company’s corporate controller since July 2010.

Prior to working at the Company, Ms. Stanley, age 52, served as corporate controller at Aldagen, Inc., a development-stage biotechnology company based in Durham, NC, from September 2007 to July 2010.  Before Aldagen, Inc., Ms. Stanley was the corporate controller at POZEN, Inc., a publicly-traded development-stage pharmaceutical company based in Chapel Hill, NC, from 2001 through September 2007.  Ms. Stanley has 25 years of financial experience and is a certified public accountant. There is no arrangement or understanding between Ms. Stanley and any other persons pursuant to which Ms. Stanley was selected to perform the duties of principal financial officer and principal accounting officer of the Company following Mr. Eisenstadt’s departure. Ms. Stanley does not have any family relationship with any of the directors and executive officers of the Company.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and incorporate herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANZYME, INC.

By:	/s/ Vipin K. Garg, Ph.D.
Vipin K. Garg, Ph.D.
President and Chief Executive Officer

Date: December 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 5, 2012